                                                                EXHIBIT 23.2

                       CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
Aqua-Chem, Inc.:

We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Data of Aqua-Chem" and "Independent Auditors" in the prospectus.



/s/ KPMG Peat Marwick LLP


Milwaukee, Wisconsin
December 23, 1998